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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 2,044,171 shares of Common Stock of Whirlwind Marketing, Inc. of our report dated April 4, 2001, relating to the financial statements of Whirlwind Marketing, Inc. included in that Prospectus dated August 10, 2001 included as part of the Company's Registration Statement on Form SB-2 (No. 333-61492) filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


                                               /s/ BDO Seidman, LLP
                                               ---------------------------------
                                                   BDO Seidman, LLP

Philadelphia, Pennsylvania
November 2, 2001